Exhibit 3.1

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

KYTHERA BIOPHARMACEUTICALS, INC.

Kythera Biopharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.                                   The name of the Corporation is Kythera Biopharmaceuticals, Inc.  The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 3, 2004 under the name Dermion, Inc.

B.                                     This Sixth Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.                                     The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Kythera Biopharmaceuticals, Inc. has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by Keith Leonard, a duly authorized officer of the Corporation, on October 8, 2012.

/s/ Keith Leonard
Keith Leonard
Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the corporation is Kythera Biopharmaceuticals, Inc. (the “Corporation”).

ARTICLE II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808.  The name of the registered agent at such address is Corporation Service Company.

ARTICLE IV

The total number of shares of stock that the corporation shall have authority to issue is 79,216,604 consisting of 45,000,000 shares of Common Stock, $0.00001 par value per share, and 34,216,604 shares of Preferred Stock, $0.00001 par value per share.  The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 4,775,000 shares.  The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 11,171,273 shares.  The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 8,300,000 shares.  The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 9,970,331 shares.

Effective upon the filing of this Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware:

1. Each 2.6443 shares of Common Stock, $0.00001 par value per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, $0.00001 par value per share, of the Company. All shares of Common Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

2. Each 2.6443 shares of Series A Preferred Stock, $0.00001 par value per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series A Preferred Stock, $0.00001 par value per share, of the Company. All shares of Series A Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series A Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

3. Each 2.6443 shares of Series B Preferred Stock, $0.00001 par value per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series B Preferred Stock, $0.00001 par value per share, of the Company. All shares of Series B Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series B Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

4. Each 2.6443 shares of Series C Preferred Stock, $0.00001 par value per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series C Preferred Stock, $0.00001 par value per share, of the Company. All shares of Series C Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series C Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

5. Each 2.6443 shares of Series D Preferred Stock, $0.00001 par value per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Series D Preferred Stock, $0.00001 par value per share, of the Company. All shares of Series D Preferred Stock (including fractions thereof) held by a holder thereof shall be aggregated into the maximum number of resulting whole shares. For any remaining fraction of a share, the Company shall, in lieu of issuing a fractional share, pay cash to such holder equal to the product of such fraction multiplied by the fair market value of one share of Series D Preferred Stock (after giving effect to the foregoing reverse stock split) as determined by the Company’s Board of Directors.

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1.                                       Definitions.  For purposes of this ARTICLE V, the following definitions shall apply:

(a)                “Conversion Price” shall mean $0.5289 per share for the Series A Preferred Stock, $7.5463 per share for the Series B Preferred Stock, $13.3529 per share for the Series C Preferred Stock and $13.9040 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(b)               “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(c)                “Corporation” shall mean Kythera Biopharmaceuticals, Inc.

(d)               “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries at no greater than cost upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued in connection with the settlement of disputes with any stockholder if unanimously approved by the Corporation’s Board of Directors, (iii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, or (iv) any other repurchase or redemption of capital stock of the Corporation approved by (x) the holders of at least sixty percent (60%) of the Preferred Stock of the Corporation, voting together as a separate class on an as-converted basis and (y) the holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock voting together as a separate class on an as-converted basis.

(e)                “Dividend Rate” shall mean an annual rate of $0.0423 per share for the Series A Preferred Stock, $0.6082 per share for the Series B Preferred, $1.0683 per share for the Series C Preferred and $1.1125 per share for the Series D Preferred (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(f)                  “Liquidation Preference” shall mean $0.5289 per share for the Series A Preferred Stock, $7.6055 per share for the Series B Preferred, $13.3529 per share for the Series C Preferred and $13.9040 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(g)               “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(h)               “Original Issue Date” shall mean, with respect to shares of Preferred Stock, the first date on which such shares of Preferred Stock were issued by the Corporation.

(i)                   “Original Issue Price” shall mean $0.5289 per share for the Series A Preferred Stock, $7.6055 per share for the Series B Preferred Stock, $13.3529 per share for the Series C Preferred and $13.9040 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations with respect to the Preferred Stock as set forth elsewhere herein).

(j)                   “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(k)                “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2.                                       Dividends.

(a)                Preferred Stock.  In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, payable in cash or in kind, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock, payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year.  No Distributions shall be made with respect to the Common Stock until all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders.  Payment of any dividends to the holders of the Preferred Stock shall be on a pro rata, pari passu basis.  No Distributions shall be made without the approval of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock voting together as a separate class on an as-converted basis. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b)               Additional Dividends.  After the payment or setting aside for payment of the dividends as described in Section 2(a) above, any additional dividends (other than dividends payable solely in Common Stock) declared or paid in any fiscal year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4(a) hereof).

(c)                Non-Cash Distributions.  Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(d)               Consent to Certain Distributions.  As authorized by Section 402.5(c) of the California Corporations Code, if Section 502 or Section 503 of the California Corporations Code is applicable to a payment made by the Corporation then such applicable section or sections shall not apply if such payment is a payment made by the Corporation in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries at no greater than cost upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchases of Common Stock issued in connection with the settlement of disputes with any stockholder if unanimously approved by the Corporation’s Board of Directors, or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by (x) the holders of at least sixty percent (60%) of the Preferred Stock of the Corporation, voting together as a separate class on an as-converted basis and (y) the holders of at least a majority of the Series C Preferred Stock and the Series D Preferred Stock, voting together as a separate class on an as-converted basis.

3.                                       Liquidation Rights.

(a)                Series D Liquidation Preference.  In the event of a Liquidation Event (as defined in Section 3(f) below), the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series D Preferred

Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series D Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series D Preferred Stock.  If upon the Liquidation Event the assets of the Corporation legally available for distribution to the holders of the Series D Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series D Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b)               Series C Liquidation Preference. Upon the completion of the payments in the full amounts as specified in Section 3(a) above, in the event of a Liquidation Event, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series C Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series C Preferred Stock.  If upon the Liquidation Event the assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(b), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(b).

(c)                Series A and Series B Liquidation Preferences.  Upon the completion of the payments of the full amounts specified in Section 3(a) and 3(b) above, in the event of a Liquidation Event, the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, on a pari passu basis and prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock and Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Series A Preferred Stock and Series B Preferred Stock, respectively, and (ii) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock and Series B Preferred Stock, respectively. If upon the Liquidation Event the assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock and Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(c), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock and Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(c).

(d)               Remaining Assets.  After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in Sections 3(a), 3(b) and 3(c) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(e)                Shares not Treated as Both Preferred Stock and Common Stock in any Distribution.  Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock as set forth in Section 3(a), 3(b) or 3(c), as the case may be.

(f)                  Reorganization.  For purposes of this Section 3, a “Liquidation Event” shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation or a worldwide exclusive license of all or substantially all of the intellectual property of the Corporation in all or substantially all fields of use; or (c) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.  The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of (x) the holders of at least 60% of the outstanding Preferred Stock, voting together as a separate class on an as-converted basis and (y) the holders of at least a majority of the Series C Preferred Stock and the Series D Preferred Stock, voting together as a separate class on an as-converted basis.

(g)               Valuation of Non-Cash Consideration.  If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to stockholders in a Liquidation Event shall be valued as follows:

(i)             If the securities are then traded on a national securities exchange or national quotation system, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(ii)          if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this subsection 3(g), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York

Stock Exchange, the American Stock Exchange or Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the last reported trade price or sale price as of the end of the regular hours trading period for such exchange, market or system.  Notwithstanding the foregoing, if after the date hereof, the closing price as of the end of the regular hours trading period for any relevant exchange, market or system as of a given trading day shall be determined in a different manner than as set forth above, then the fair market value shall be determined to be the closing price of the stock as of such other established end of the regular hours trading period for such exchange, market, or system.  However, if the definitive agreement for a Liquidation Event values the securities to be received by the Corporation’s stockholders based on different time periods from those set forth above, the fair market value shall be determined as of the time periods set forth in such definitive agreement, notwithstanding anything in this subsection 3(g) to the contrary.

(h)               Alternative Liquidation Payment. Notwithstanding Sections 3(a), (b), (c) and (d), if, upon a Liquidation Event, the holders of outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, would receive more than the aggregate amount to be received under Section 3(a), (b) or (c), as applicable, in the event all of their shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, were converted into shares of Common Stock immediately prior to such Liquidation Event and such shares of Common Stock received a liquidating distribution or distributions from the Corporation, then each holder of outstanding shares of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, in connection with such Liquidation Event shall be entitled to be paid in cash, in lieu of the payments described in Sections 3(a), (b) and (c), as applicable, an amount per share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, equal to such amount as would have been payable in respect of each share of Common Stock (including any fraction thereof) issuable upon conversion of such share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, had such share of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as applicable, been converted to Common Stock immediately prior to such Liquidation Event.

4.                                       Conversion.  The holders of the Preferred Stock shall have conversion rights as follows:

(a)                Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Preferred Stock by the Conversion Price for the Preferred Stock.  (The number of shares of Common Stock into which each share of Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate” for each such series.)  Upon any decrease or increase in the Conversion Price for the Preferred Stock, as described in this Section 4, the Conversion Rate for the Preferred Stock shall be appropriately increased or decreased.

(b)               Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $22.8203 (as adjusted for Recapitalizations) and the aggregate gross proceeds to the Corporation are not less than $30,000,000 (before deduction of underwriters’ commissions and expenses), or (ii) upon the receipt by the Corporation of a written request for such conversion that is executed by (x) the holders of at least 60% of the Preferred Stock then outstanding, voting together as a class on an as-converted basis and (y) if such written request is not in connection with a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Corporation’s Common Stock, the holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock voting together as a separate class on an as-converted basis (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c)                Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors.  For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.  Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation (but without posting any bond) from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation (but without posting any bond) from any loss incurred by it in connection with such certificates.  On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of delivery of the notice of conversion set forth above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d)               Adjustments to Conversion Price for Diluting Issues.

(i)                       Special Definition.  For purposes of this paragraph 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Sixth Amended and Restated Certificate of Incorporation, other than issuances or deemed issuances of:

(1)                                  up to 2,051,249 shares of Common Stock and options, warrants or other rights to purchase Common Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) issued to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to the Corporation’s Amended and Restated 2004 Stock Plan (the “Plan”) and options to purchase 15,505 shares of Common Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) issued outside of the Plan;

(2)                                  shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Sixth Amended and Restated Certificate of Incorporation (the “Filing Date”), but solely to the extent disclosed in or pursuant to that certain Series D Preferred Stock Purchase Agreement of the Corporation dated on or about the Filing Date;

(3)                                  shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) hereof;

(4)                                  shares of Common Stock issued in a registered public offering under the Securities Act;

(5)                                  shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors, including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock;

(6)                                  shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board of Directors, including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock;

(7)                                  shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board of Directors, including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock;

(8)                                  shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock;

(9)                                  shares of Common Stock issuable upon conversion of shares of Preferred Stock;

(10)                            shares of Common Stock issued or issuable to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock; and

(11)                            shares of Common Stock and options, warrants or other rights to purchase Common Stock approved by the Board of Directors (including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock), and which (x) the holders of at least sixty percent (60%) of the then outstanding Preferred Stock, voting together as a separate class on an as-converted basis and (y) the holders of at least a majority of the Series C Preferred Stock and the Series D Preferred Stock, voting together as a separate class on an as-converted basis, agree in writing (prospectively or retrospectively) shall not constitute Additional Shares of Common.

(ii)                    No Adjustment of Conversion Price.  No adjustment in the Conversion Price of any series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii)                 Deemed Issue of Additional Shares of Common.  In the event the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such

Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1)                                  no further adjustment in the Conversion Price of the Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)                                  if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as a change pursuant to this Section 4(d) with respect to the Preferred Stock or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of the Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3)                                  no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of the Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4)                                  upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a)                                  in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b)                                 in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5)                                  if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

(iv)                Adjustment of Conversion Price Upon Issuance of Additional Shares of Common.  In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of any series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of such series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the Aggregate Consideration (as defined in Section 4(d)(v) below) received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued.  Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate.  For the purposes of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v)                   Determination of Consideration.  For purposes of this subsection 4(d), the “Aggregate Consideration” received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1)                                  Cash and Property.  Such consideration shall:

(a)                                  insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b)                                 insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c)                                  in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2)                                  Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii) shall be determined by dividing

(w)                               the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(x)                                   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e)                Adjustments for Subdivisions or Combinations of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock without a corresponding subdivision of the applicable series of Preferred Stock, the Conversion Prices of the Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock without a corresponding combination of the applicable series of Preferred Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)                  Adjustments for Subdivisions or Combinations of Preferred Stock.  In the event the outstanding shares of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of each affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of each affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g)               Adjustments for Reclassification, Exchange and Substitution.  Subject to Section 3 above, if there shall be a Recapitalization with respect to the Common Stock issuable upon conversion of the Preferred Stock (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of the Preferred Stock immediately before that change would have been entitled to receive in such Recapitalization, all subject to further adjustment as provided herein with respect to such other shares.

(h)               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i)                   Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Preferred Stock may be waived, either before or after the issuance causing the adjustment, upon the consent or vote of (x) the Board of Directors (including approval by at least 3 of 4 directors elected solely by holders of a series of Preferred Stock) and (y) (A) the holders of at least sixty percent (60%) of the then outstanding Preferred Stock, voting together as a class on an as-converted basis and (B) the holders of at least a majority of the Series C Preferred Stock and the Series D Preferred Stock, voting together as a separate class on an as-converted basis.

(j)                   Notices of Record Date.  In the event that the Corporation shall propose at any time:

(i)                       to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii)                    to effect any Recapitalization of its outstanding Common Stock; or

(iii)                 to enter into any transaction deemed to be a Liquidation Event pursuant to Section 3(f);

then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock at least ten (10) days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of (i) the holders of at least sixty percent (60%) of the Preferred Stock, voting together as a class on an as-converted basis and (ii) the holders of at least a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock voting together as a separate class on an as-converted basis.

(k)                Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.                                       Redemption.

(a)                At any time after the sixth anniversary of the first sale and issuance by the Company of any shares of Series D Preferred, any holder or holders of not less than sixty percent (60%) of the then outstanding shares of Preferred Stock voting together as a separate class on an as-converted basis may by written notice to the Corporation elect to exercise the redemption rights set forth in this Section 5 (the “Stockholder Notice”).  Upon receipt of any such Stockholder Notice, the Corporation shall promptly deliver written notice of the proposed redemption to all other holders of then outstanding shares of Preferred Stock, and the Corporation shall redeem, in the manner specified in this Section 5(a), out of funds legally available therefor, all (but not less than all) outstanding shares of Preferred Stock held by such holder(s), together with all (but not less than all) outstanding shares of Preferred Stock requested to be redeemed by any other holder joining in such request within twenty (20) days after the Corporation has delivered such written notice, which have not been converted into Common Stock pursuant to Section 4 hereof, in three (3) equal annual installments, with the first installment occurring within sixty (60) days following the receipt by the Corporation of the Stockholder Notice (the “Initial Redemption Date”).  The second installment shall occur on the first anniversary of the Initial Redemption Date. The third installment shall occur on the second anniversary of the Initial Redemption Date.  The date of each such installment shall be referred to as a “Redemption Date.”  The Corporation shall redeem the shares of Preferred Stock by paying in cash an amount per share equal to the Original Issue Price for such Preferred Stock, plus an amount per share equal to eight percent (8%) of such Original Issue Price per annum from the applicable Original Issue Date to and until cash payment is made with respect to such shares (the “Redemption Price”).  The number of shares of Preferred Stock that the Corporation shall be required under this Section 5 to redeem on any one (1) Redemption Date shall be equal to the amount determined by dividing: (a) the aggregate number of shares of Preferred Stock outstanding immediately prior to the Redemption Date for which redemption is requested hereunder by (b) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies).

(b)               Notwithstanding anything to the contrary set forth herein, any redemption effected pursuant to Section 5(a) shall be made first, with respect to the Series D Preferred Stock,

second, with respect to the Series C Preferred Stock, and third, on a pari passu basis with respect to the Series B Preferred Stock and Series A Preferred Stock, it being understood that no shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may be redeemed at any Redemption Date until all shares of Series D Preferred Stock requested to be redeemed pursuant to Section 5(a) shall have been so redeemed and that no shares of Series A Preferred Stock or Series B Preferred Stock may be redeemed at any Redemption Date until all shares of Series C Preferred Stock requested to be redeemed pursuant to Section 5(a) shall have been so redeemed.

(c)                At least fifteen (15), but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the holder’s certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  Except as provided herein, on or after the Redemption Date each holder of Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(d)               From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Preferred Stock designated for redemption in the Redemption Notice as holders of Preferred Stock to be redeemed (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to the shares designated for redemption on such date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  If the funds legally available for redemption of the Preferred Stock shall be insufficient to permit the payment to such holders of the full respective Redemption Prices, the Corporation shall effect such redemption first, pro rata among the holders of Series D Preferred Stock, second pro rata among the holders of Series C Preferred Stock, and third, pro rata among the holders of Series B Preferred Stock and Series A Preferred Stock.  If the entire amount available for redemption is insufficient to fully redeem the Series D Preferred Stock then being redeemed pursuant to the terms hereof, each holder of Series D Preferred Stock shall receive a redemption payment equal to a fraction of the aggregate amount available for redemption for all series of Preferred Stock, the numerator of which is the number of shares of Series D Preferred Stock held by such holder, and the denominator of which is the number of shares of Series D Preferred Stock outstanding.  If after making or setting aside payment of the Redemption Price payable to the holders of the Series D Preferred Stock, the entire amount remaining available for redemption is insufficient to fully redeem the Series C Preferred Stock then being redeemed pursuant to the terms hereof, each holder of Series C Preferred Stock shall receive a redemption payment equal to a fraction of the aggregate amount available for redemption for all shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, the numerator of which is the number of shares of Series C Preferred Stock held by such holder, and the denominator of which is the number of shares of Series C Preferred Stock outstanding.  If after making or setting aside payment of the Redemption Price payable to the holders of the Series D Preferred Stock and Series C Preferred Stock then being redeemed pursuant to the terms hereof, the entire amount remaining available for redemption is insufficient to fully redeem the Series B Preferred Stock and Series A Preferred Stock then being redeemed pursuant to the terms hereof, each holder of Series B Preferred Stock and Series A Preferred Stock, as applicable, shall receive a redemption payment equal to a fraction of the aggregate amount available for redemption for all shares of Series B Preferred Stock and Series A Preferred Stock, the numerator of which is the number of shares of Series B Preferred Stock and Series A Preferred Stock, as applicable, held by such holder with each number multiplied by the Redemption Price of each share of Series B Preferred Stock and Series A Preferred Stock, as applicable, held by such holder, and the denominator of which is the number of shares of Series B Preferred Stock and Series A Preferred Stock, as applicable, outstanding multiplied by the Redemption Price of each such outstanding share of Series B Preferred Stock and Series A Preferred Stock, as applicable.  The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein (including payment of the Redemption Price).  At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date, but which it has not redeemed.

(e)                  On or prior to each Redemption Date, the Corporation shall deposit the full Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000, as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered a share certificate to the Corporation pursuant to Section 5(c) above.  As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor.  Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 5(e) for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock pursuant to Section 4 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion.  The balance of any moneys deposited by the Corporation pursuant to this Section 5(e) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

6.                                       Voting.

(a)                Restricted Class Voting.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)               No Series Voting.  Other than as provided herein or required by law, there shall be no series voting.

(c)                Preferred Stock.  Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date.  The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote.  Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d)               Election of Directors.  So long as any shares of Series C Preferred remain outstanding, the holders of a majority of the Series C Preferred then outstanding, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.  So long as any shares of Series B Preferred remain outstanding, the holders of a majority of the Series B Preferred then outstanding, voting as a separate class, shall be entitled to elect two (2) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by their resignation, death or removal.  So long as any shares of Series A Preferred remain outstanding, the holders of a majority of the Series A Preferred then outstanding, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.  The holders of a majority of the Common Stock then outstanding, voting as a separate class, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.  The holders of a majority of the Common Stock then outstanding, voting as a separate class and with the consent of the holders of a majority of the Preferred Stock then outstanding, shall be entitled to elect one (1) member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.  The holders of Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect any additional members of the Corporation’s Board of Directors, and to remove from office any such director and to fill any vacancy caused by the resignation, death or removal of any such director.

(e)                Adjustment in Authorized Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation voting together on an-as-converted basis irrespective of §242(b) of the Delaware General Corporation Law.

(f)                  Common Stock.  Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(g)               California Section 2115.  So long as Section 2115 of the California General Corporation Law makes Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law applicable to the Corporation, the Corporation’s stockholders shall have the right to cumulate their votes in connection with the election of directors as provided by Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law.

7.                                       Amendments and Changes.  As long as any of the Preferred Stock shall be issued and outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 60% of the outstanding shares of the Preferred Stock, voting together as a separate class on an-as-converted basis:

(a)          amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or otherwise alter or change the rights, preferences and privileges of Preferred Stock;

(b)         increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock;

(c)          authorize or create any new class or series of shares having rights, preferences or privileges senior to or pari passu with any series of the Preferred Stock;

(d)         redeem or repurchase any shares of Common Stock (other than pursuant to equity incentive agreements or restricted stock purchase agreements with service providers giving the Corporation the right to repurchase such shares at no greater than cost upon termination of service provider relationship);

(e)          enter into any transaction or series of related transactions deemed to be a Liquidation Event pursuant to Section 3(f) above;

(f)            voluntarily liquidate or dissolve;

(g)         change the authorized number of directors of the Corporation;

(h)         declare or pay any Distribution with respect to the Preferred Stock (other than pursuant to Section 5 hereof) or Common Stock of the Corporation;

(i)             establish any subsidiary of the Corporation;

(j)             enter into any transaction with any affiliate (as defined under Rule 144 of the Securities Act) other than in the ordinary course of business; or

(k)           amend this Section 7.

8.                                       Amendments and Changes.  So long as at least 756,344 shares of Series C Preferred Stock or Series D Preferred Stock shall be issued and outstanding, the Corporation shall not (by amendment, reclassification, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class on an-as-converted basis:

(a)          amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would affect the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock or Series D Preferred Stock or otherwise alter or change the rights, preferences and privileges of the Series C Preferred Stock or Series D Preferred Stock;

(b)         increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock;

(c)          authorize or create any new class or series of shares having rights, preferences or privileges senior to or pari passu with the Series C Preferred Stock or Series D Preferred Stock;

(d)         redeem or repurchase any shares of Common Stock (other than pursuant to equity incentive agreements or restricted stock purchase agreements with service providers giving the Corporation the right to repurchase such shares at no greater than cost upon termination of service provider relationship);

(e)          enter into any transaction or series of related transactions deemed to be a Liquidation Event pursuant to Section 3(f) above;

(f)            voluntarily liquidate or dissolve;

(g)         change the authorized number of directors of the Corporation;

(h)         declare or pay any Distribution with respect to the Preferred Stock (other than pursuant to Section 5 hereof) or Common Stock of the Corporation;

(i)             establish any subsidiary of the Corporation;

(j)             enter into any transaction with any affiliate (as defined under Rule 144 of the Securities Act) other than in the ordinary course of business; or

(k)          amend this Section 8.

9.                                       Protective Provisions

(a)          Series D. Consent of the holders of at least sixty percent (60%) of the Series D Preferred, voting as a separate series, shall be required for any action that (i) materially and adversely affects the rights, preferences or privileges of the Series D Preferred in a manner different than the other series of Preferred Stock, or (ii) amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws that materially and adversely affects the rights, preferences or privileges of the Series D Preferred in a manner different than the other series of Preferred Stock, including any amendment to this Section 9(a), it being understood that the Series D Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, conversion prices, liquidation preferences and redemption prices that arise out of differences in the Original Issue Price compared to other series of Preferred Stock).

(b)         Series C.  Consent of the holders of at least sixty percent (60%) of the Series C Preferred, voting as a separate series, shall be required for any action that (i) materially and adversely affects the rights, preferences or privileges of the Series C Preferred in a manner different than the other series of Preferred Stock, or (ii) amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws that materially and adversely affects the rights, preferences or privileges of the Series C Preferred in a manner different than the other series of Preferred Stock, including any amendment to this Section 9(b), it being understood that the Series C Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, conversion prices, liquidation preferences and redemption prices that arise out of differences in the Original Issue Price compared to other series of Preferred Stock).

(c)          Series B. Consent of the holders of at least a majority of the Series B Preferred shall be required for any action that (i) materially and adversely affects the rights, preferences or privileges of the Series B Preferred in a manner different than the other series of Preferred Stock, or (ii) amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws that materially and adversely affects the rights, preferences or privileges of the Series B Preferred in a manner different than the other series of Preferred Stock, it being understood that the Series B Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, conversion prices, liquidation preferences and redemption prices that arise out of differences in the Original Issue Price compared to other series of Preferred Stock).

(d)         Series A. Consent of the holders of at least a majority of the Series A Preferred shall be required for any action that (i) materially and adversely affects the rights, preferences or privileges of the Series A Preferred in a manner different than the other series of Preferred Stock, or (ii) amends or waives any provision of the Company’s Certificate of Incorporation or Bylaws that materially and adversely affects the rights, preferences or privileges of the Series A Preferred in a manner different than the other series of Preferred Stock, it being understood that the Series A Preferred shall not be affected differently because of the proportional differences in the amounts of respective issue prices, conversion prices, liquidation preferences and redemption prices that arise out of differences in the Original Issue Price compared to other series of Preferred Stock).

For the avoidance of doubt, (i) the creation, authorization or issuance of a new class or series of shares (including any security convertible into or exercisable for any such shares) having rights, preferences or privileges senior to or on a parity with the Series D Preferred Stock (the “New Preferred”) and (ii) the inclusion of such New Preferred in the definition of “Preferred Stock” in the Corporation’s Certificate of Incorporation or any amendment thereto will not be deemed to adversely affect any such series of Preferred Stock differently than the other series of Preferred Stock.

10.                                 Reissuance of Preferred Stock.  In the event that any shares of Preferred Stock shall be converted pursuant to Section 4 or otherwise repurchased by the Corporation, the shares so converted, redeemed or repurchased shall be cancelled and shall not be issuable by the Corporation.

11.                                 Notices.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given (a) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation, (b) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; and (d) if by a posting on an electronic network together with separate notice, by a method set forth above, to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice.

12.                                 The Corporation is to have perpetual existence.

ARTICLE VI

Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

ARTICLE VII

Unless otherwise set forth herein, and subject to the rights of the holders of Preferred Stock set forth in ARTICLE V Section 7 hereof, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE VIII

In furtherance and not in limitation of the powers conferred by statute, and subject to the rights of the holders of Preferred Stock set forth in ARTICLE V Section 7 hereof, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

1.                                       To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

2.                                       The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or, officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

3.                                       Neither any amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XI

Except as provided in ARTICLE IX above, and subject to the rights of the holders of Preferred Stock set forth in Section 7 and Section 8 of ARTICLE V hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.